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APL VARIABLE ANNUITY ACCOUNT 1
Registration Number 33-57731/812-9484

EXHIBIT INDEX

8.3 Amendment No. 1 to Fund Participation Agreement, dated April 18, 1996 by and among American Partners Life Insurance
        Company, TCI Portfolios, Inc. and Investors Research
        Corporation.

8.5     Participation Agreement dated March 1, 1996 by and among
        American Partners Life Insurance Company and Warburg Pincus Trust and Warburg, Pincus Counsellors, Inc. and Counsellors Securities Inc.

10.     Consent of Independent Auditors.

11.     Financial Statement Schedule and Report of Independent
        Auditors.

14.     Financial Data Schedules.

15.     Power of Attorney to sign Amendments to this Registration
        Statement dated March 12, 1997.